                                                                    EXHIBIT 10.3

                                LEASE AGREEMENT

The Landlord and Tenant agree to lease the Premises at the Rent and for the Term stated on these terms:

LANDLORD:                                   TENANT:
  Village of Round Lake                       35 Carolina Corp.
-----------------------------------         -----------------------------------

Address                                     Address
  P.O. Box 85                                 P.O. Box 444
-----------------------------------         -----------------------------------

  Round Lake, NY 12151                        Round Lake, NY 12151
-----------------------------------         -----------------------------------

Premises: Second Storey, Village Hall, Burlington Avenue, Round Lake, NY
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Lease Date:              Term: 5 years            Yearly Rent    $
      May __, 1997       beginning: 5/12/97       Monthly Rent   $ 250
                         ending: 5/11/02          Security       $
-------------------------------------------------------------------------------
The Last Year's Rent Paid in Advance (w/in 30 days hereof)
-------------------------------------------------------------------------------

1. RENT   The amount must make the rent payment fee for each month on the 1st day of that month at the landlord's address as set forth above. The landlord must not notify the tenant of tenant's duty to pay the rent, and the rent must be paid in full and no deductions will be allowed from the rent. The first month's rent must be paid at the time of the signing of this Lease by the tenant. If the landlord permits the tenant to pay the rest in installments, and permission is for the tenant's convenience only and if the tenant does not pay said installments when they are due, the landlord may notify the tenant that the tenant may no longer pay the rent in installments.

2. USE    Premises to be used for business and/or commercial purposes.

3. [ILLEGIBLE]     Tenant [ILLEGIBLE] at tenant's expense, promptly comply with all laws, orders, requests, and directions, of all governmental authorities, landlord's insurers, Board of Fire Underwriters, or similar groups. Notice received by tenant from any authority or group must be promptly delivered to landlord. Tenant may not do anything which may increase landlord's insurance premiums; if tenant does, tenant must pay the increase in premiums as added rent.

4. REPAIRS     The tenant must maintain the apartment and all of the equipment and fixtures in it. The tenant agrees, at tenant's own cost, to make all repairs to the apartment and replacement to the equipment and fixtures in the apartment whenever the [ILLEGIBLE] results from the tenant's acts or neglect. If the tenant fails to make a repair or replacement, then the landlord may do so and charge the tenant the costs of said repair or replacement as additional rent, which rent shall be due and payable under the terms and conditions as normal rent is due and payable.

5. GLASS, COST OF REPLACEMENT     The tenant agrees to replace, at the tenant's
own expense, all glass broken during the term of this lease, regardless of the cause of the breakage. The tenant agrees that all glass in said premises is whole as of the beginning of the term of this lease.

6. ALTERATIONS

7. ASSIGNMENTS AND SUBLEASE Tenant must not assign this lease or sublet all or part of the apartment or permit any other person to use the apartment. If tenant does, landlord has the right to cancel the lease as stated in the Tenant's Default section. State law may permit tenant to assign or sublet under certain conditions. Tenant must get landlord's written permission each time tenant wants to assign or sublet. Permission to assign or sublet is good only for that assignment or sublease. Tenant remains bound in the terms of this lease after a permitted assignment or sublease even if landlord accepts rent from the assignee or subtenant. The assignee or subtenant does not become landlord's tenant.

8. ENTRY BY THE LANDLORD The tenant agrees to allow the landlord to enter the leased premises at any reasonable hour to repair, inspect, install or work upon any fixture or equipment in said leased premises and to perform such other work that the landlord may decide is necessary. In addition, tenant agrees to permit landlord and/or landlord's agent, to show the premises to persons wishing to hire or purchase the [ILLEGIBLE], during the reasonable hours of any day during the term of this Lease, tenant will permit the usual notices of "To Let" or "For Sale" to be placed upon conspicuous portions of the walls, doors, or windows of said premises and remain thereto without hindrance or molestation. Village Superintendent to have access to roof through office.

9. FIRE, ACCIDENT, DEFECTS, AND DAMAGE Tenant must give landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the apartment can not be used because of fire or other casualty, tenant is not required to pay rent for the time the apartment is unusable. If part of the apartment can not be used, tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the apartment is usable. Landlord need only repair the damaged structural parts of the apartment. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by landlord. Landlord is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under landlord's control.

If the fire or other casualty is caused by an act or neglect of tenant, or at the time of the fire or casualty tenant is in default in any term of this lease, then all repairs will be made at tenant's expense and tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.

Landlord has the right to demolish or rebuild the building if there is substantial damage by fire or other casualty. Even if the apartment is not damaged, landlord may cancel this lease within 30 days after the fire or casualty by giving tenant notice of landlord's intention to demolish or rebuild. The lease will end 30 days after landlord's cancellation notice to tenant. Tenant must deliver the apartment to landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the lease is cancelled landlord is not required to repair the apartment or building.

10. WAIVERS    If the landlord accepts the rent due under this lease or fails to enforce any terms of this lease, said action by the landlord shall not be a waiver of any of the landlord's rights. If a term in this lease is determined to be illegal, then the rest of this lease shall remain in full force and effect and be binding upon both the landlord and the tenant.

11. TENANT'S DEFAULT
     A. Landlord may give 5 days written notice to tenant to correct any of the following defaults.
          1. Failure to pay rent or added rent on time.
          2. Improper assignment of the lease, improper subletting all or part of the premises, or allowing another to use of the premises.
          3. Improper conduct by tenant or other occupant of the premises.
          4. Failure to fully perform any other term in the lease.
     B. If tenant fails to correct the defaults in section A within the 5 days, landlord may cancel the lease by giving tenant a written 3 day notice stating the date the term will end. On that date the term and tenant's rights in this lease automatically end and tenant must leave the premises and give landlord the keys. Tenant continues to be responsible for rent, expenses, damages and losses.
     C. If the lease is cancelled, or rent or added rent is not paid on time, or tenant vacates the premises, landlord may in addition to other remedies take any of the following steps:
          1. Enter the premises and remove tenant and any person or property;
          2. Use [ILLEGIBLE], eviction or other lawsuit method to take back the premises.
     D. If the lease is ended or landlord takes back the premises, rent and added rent for the unexpired term becomes due and payable. Landlord may re-rent the premises and anything in it for any term. landlord may re-rent for a lower rent and give allowances to the new tenant. Tenant shall be responsible for landlord's cost of re-renting. Landlord's[ILLEGIBLE] shall include the cost of repairs, decorations, broker's fees, attorney's fees, advertising and preparation for renting. Tenant shall continue to be responsible for rent, expenses, damages and losses. Any rent received from the re-renting shall be applied to the reduction of money tenant owes. Tenant waives all rights to return to the premises after possession is given to the landlord by a Court.

12. TENANT'S ADDITIONAL OBLIGATIONS Tenant shall keep the grounds and common areas of the leased premises as well as the lease premises themselves neat and clean. Tenant agrees not to use any of the equipment, fixtures or plumbing fixtures in the leased premises for any purpose other than that for which said equipment, fixtures or plumbing fixtures were designed. Any damage resulting from the misuse of such equipment, fixtures and plumbing fixtures shall be paid for by the tenant as additional rent, which additional rent shall be due and payable under the terms and conditions as normal rent is due and payable.

All furniture and other personal belongings, equipment or the like, if any, provided by the landlord and included within the terms of this lease shall be returned to the landlord at the end of the term of this lease or any earlier termination in as good condition as possible taking into account reasonable wear and tear. If the tenant vacates the premises or is dispossessed and fails to remove any of tenant's furniture, clothing or personal belongings, those items shall be considered abandoned by the tenant and the landlord shall be authorized to dispose of those items as the landlord sees fit.

13. QUIET ENJOYMENT The landlord agrees that if the tenant pays the rent and complies with all of the other terms and conditions of this lease, then the tenant may peaceably and quietly have, hold and enjoy the premises leased hereunder for the term of this lease.

14. LEASE, PARTIES UPON WHOM BINDING This lease is binding upon the landlord and the tenant and their respective heirs, distributors, executors, administrators, successors and lawful assigns.

15. UTILITIES AND SERVICES Tenant agrees to pay for all utilities and services provided to the leased premises with the following exceptions:

Tenant shall pay electric service, telephone and oil heat. No other utilities are known to the parties.

16. SPACE "AS IS" Tenant has inspected the Premises. Tenant states that they are in good order and repair and takes the Premises "as is."

17. TENANT RESTRICTIONS No sign, advertisement or illumination shall be placed upon any portion of the exterior, or in the windows of premises and no television aerials shall be installed without written consent of Landlord. Washing machine or driers or water beds are not permitted in the premises. No animal shall be permitted in these premises without the consent in writing of Landlord and Tenant will be responsible for all damages which may be caused by such animal permitted by the Landlord.

18. SECURITY Tenant has given Security to landlord in the amount stated above. If tenant fully complies with all the terms of this lease, landlord will return the security after the term ends. If tenants does not fully comply with the terms of this lease, landlord may use the security to pay amounts owed by tenant, including damages. If landlord sells the premises, landlord may give the security to the buyer. Tenant will look only to the buyer for the return of the security.

This lease will be deemed renewed on a year-to-year basis unless one party notifies the other in writing of cancellation within 90 days of the expiration hereof.

Landlord shall maintain heating system and plumbing system.


RIDER:    Additional terms on -0- page(s) initialed at the end by the parties is attached and made a part of this Lease.

SIGNATURES, EFFECTIVE DATE The parties have entered into this Lease on the date first above stated. This lease is effective when landlord delivers to tenant a copy signed by all parties.

LANDLORD:                                TENANT:

  /s/ [Signature Illegible]              /s/ RW MORRELL
------------------------------------     -----------------------------------

WITNESS:                                 -----------------------------------

  /s/ [Signature Illegible]
------------------------------------



=======================

          to

=======================

   LEASE AGREEMENT

No.

=======================

Dated              19
=======================

Begins

Expires

Rent

Payable
=======================


=======================